UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2023

USD Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2800

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(281) 291-0510

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	USDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2023 (the “Effective Date”), USD Partners LP (the “Partnership”) and USD Terminals Canada ULC, an indirect, wholly-owned subsidiary of the Partnership (together with the Partnership, the “Borrowers”), and the subsidiary guarantors party thereto, entered into an amendment (the “Amendment”) to the Borrowers’ existing revolving credit agreement, dated as of November 2, 2018 (as so amended and as previously amended, the “Credit Agreement”), with the lenders party thereto and Bank of Montreal, as administrative agent.

Among other things, the Amendment provides the Partnership with relief from compliance with the Credit Agreement’s maximum consolidated leverage ratio and minimum consolidated interest coverage ratio. As amended, the maximum consolidated leverage ratio will be increased from 4.5x to 5.5x for the first and second quarters of 2023 and 5.25x for the third quarter of 2023, and the minimum consolidated interest coverage ratio will be reduced from 2.5x to 2.25x for the second quarter of 2023 and 2.0x for the third quarter of 2023. Beginning with the Effective Date and continuing through maturity, the Partnership’s ability to make distributions, other restricted payments and investments will be more limited than prior to closing the Amendment if the Partnership’s consolidated leverage ratio, pro forma for such distribution, other restricted payment or investment, exceeds 4.5x, or the Partnership’s pro forma liquidity is less than $20 million.

The Partnership’s ability to make asset sales is also relaxed during the Covenant Relief Period, so long as the net proceeds of such assets sales are utilized the pay down borrowings under the Credit Agreement (subject to limited exceptions).

The Amendment also increases the borrowing spreads under the Credit Agreement to be more consistent with current market rates, and replaces LIBOR-based borrowing options with Term SOFR-based borrowing options.

The foregoing description of the Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, which Amendment is attached as Exhibit 10.1 to this Form 8-K, and the documents are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 3 to Amended and Restated Credit Agreement dated as of January 31, 2023, among USD Partners LP, USD Terminals Canada ULC, the subsidiary guarantors party thereto, Bank of Montreal, as administrative agent, and the other lenders and parties party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP (Registrant)

	By:	USD Partners GP LLC,
its general partner

Date: February 6, 2023	By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Executive Vice President and Chief Financial Officer